Exhibit 99.1350CERT

         Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
                      Section 906 of the Sarbanes Oxley Act

Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of BlackRock Corporate High Yield Fund III, Inc. (the "Registrant"), hereby certifies, to the best of his knowledge, that the Registrant's Report on Form N-CSR for the period ended May 31, 2008, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: July 18, 2008

/s/ Donald C. Burke
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Donald C. Burke
Chief Executive Officer (principal executive officer) of
BlackRock Corporate High Yield Fund III, Inc.

Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of BlackRock Corporate High Yield Fund III, Inc. (the "Registrant"), hereby certifies, to the best of his knowledge, that the Registrant's Report on Form N-CSR for the period ended May 31, 2008, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: July 18, 2008

/s/ Neal J. Andrews
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Neal J. Andrews
Chief Financial Officer (principal financial officer) of
BlackRock Corporate High Yield Fund III, Inc.

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.